UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 6, 2002
(Date of earliest event reported)

SANGSTAT MEDICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-22890	94-3076-069
(State of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

6300 Dumbarton Circle Fremont, CA 94555
(Address of principal executive offices)

(510) 789-4300
(Registrant’s telephone number, including area code)

Item 5.	Other Events.

At the Annual Meeting of Stockholders of SangStat Medical Corporation (the “Company”) held on May 14, 2002, a majority of the shares of the Company’s issued and outstanding common stock approved an amendment to the Company’s Certificate of Incorporation to increase the number of shares of such common stock authorized for issuance from 35,000,000 to 40,000,000. On June 6, 2002, the Company filed with the Delaware Secretary of State the Certificate of Amendment of the Certificate of Incorporation attached as Exhibit 3.1 hereto.

Item 7.	Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits

3.1	Certificate of Amendment of the Certificate of Incorporation, filed with the Delaware Secretary of State on June 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGSTAT MEDICAL CORPORATION

	By:	/s/ Stephen G. Dance
Stephen G. Dance
Senior Vice President, Finance
Date: June 10, 2002

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation, filed with the Delaware Secretary of State on June 6, 2002.